Exhibit 99.1

Contact: Media Relations	Press Release

Teruca Rullán

917-679-3596

787-281-5170

Investor Relations

Brett Scheiner

212-417-6721

Popular, Inc. Declares a Cash Dividend of $0.25 per Common Share

San Juan, Puerto Rico – February 23, 2018 – Popular, Inc. (NASDAQ: BPOP) announced today that its Board of Directors has approved a quarterly cash dividend of $0.25 per share on its outstanding common stock. The dividend will be payable on April 2, 2018 to shareholders of record at the close of business on March 16, 2018.

About Popular, Inc.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

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